Exhibit 23.1	CONSENT OF CURRENT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 26, 2009 relating to the financial statements and supplemental schedule of The Hanover Insurance Group Retirement Savings Plan as of December 31, 2008 and for the year ended December 31, 2008 included in this Form 11-K, into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-576 and File No. 333-159387).

/s/ Caturano and Company, P.C.

Boston, Massachusetts
June 26, 2009